UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): October 31, 2005

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 3, 2005, the Cell Therapeutics, Inc. (the “Corporation”) filed a Current Report on Form 8-K stating that it had entered into a Conversion and Placement Agreement (the “CAP Agreement”). The Form 8-K included as Exhibit 99.1 a press release dated October 31, 2005 announcing the transaction (the “Press Release”). On November 4, 2005, the Corporation issued a press release correcting in part certain information contained in the Press Release (the “Correction”). The Correction is attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on November 10, 2005 and is incorporated herein by reference. The Correction hereby amends the information provided in the Press Release to reflect the information provided in the Correction.

Subsequent to the filing of the Form 8-K, the issuances and conversion contemplated by the CAP Agreement closed. Item 1.01 is accordingly hereby amended and supplemented by inserting the following after the end thereof:

The closing of the issuances and conversion contemplated under the CAP Agreement occurred on November 4, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: November 10, 2005	By:	/s/ James A. Bianco
James A. Bianco, M.D. President & Chief Executive Officer